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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our reports dated February 26, 2007, accompanying the consolidated financial statements and schedule and on internal control over financial reporting (which report expressed an unqualified opinion and contains an explanatory paragraph relating to the adoption of new accounting standards during 2006 and a change in accounting principle for 2004) included in the Annual Report of Rollins, Inc. and subsidiaries (the "Company") on Form 10-K for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said reports in the Registration Statements of the Company on Forms S-8 (File No. 333-49308, effective November 3, 2000; File No. 33-47528, effective April 29, 1992; File No. 33-26056, effective December 13, 1988; File No. 33-52355, effective March 13, 1994 and File No. 333-129789, effective November 18, 2005).

/s/ Grant Thornton LLP

Atlanta, Georgia
February 26, 2007

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Consent of Independent Registered Public Accounting Firm